Exhibit 99.1

NEWS RELEASE

Lumen Announces Any and All Cash Tender Offers

DENVER, Sept. 26, 2022 /PRNewswire/ — Lumen Technologies, Inc. (NYSE: LUMN) (the “Company” or “Lumen”) and its indirect, wholly-owned subsidiaries Embarq Florida, Inc. (“Embarq Florida”) and Qwest Capital Funding, Inc. (“QCF”) have commenced cash tender offers (the “Offers”) to purchase any and all of the outstanding notes identified in the table below (collectively, the “Notes”).

The Offers are being made on the terms and subject to the conditions set forth in the Offer to Purchase dated September 26, 2022 (the “Offer to Purchase”). Capitalized terms used in this release but not otherwise defined have the meaning given in the Offer to Purchase.

Certain information regarding the Notes and the Offers is set forth in the tables below:

Issuer and Offeror	Title of Notes	CUSIP Number(s)/ISIN(1)	Aggregate Principal Amount Outstanding	Tender Consideration(2)
Lumen Technologies, Inc.	6.750% Senior Notes, Series W, due 2023	156700AX4 / US156700AX46	$750,000,000	$1,023.57
Lumen Technologies, Inc.	7.500% Senior Notes, Series Y, due 2024	156700BA3 / US156700BA34	$982,057,000	$1,040.56
Lumen Technologies, Inc.	5.625% Senior Notes, Series X, due 2025	156700AZ9 / US156700AZ93	$500,000,000	$975.00
Lumen Technologies, Inc.	7.200% Senior Notes, Series D, due 2025	156686AJ6 / US156686AJ67	$100,000,000	$995.00
Lumen Technologies, Inc.	5.125% Senior Notes due 2026	156700BB1 & U1566PAB1 / US156700BB17	$1,238,528,000	$868.75
Lumen Technologies, Inc.	6.875% Debentures, Series G, due 2028	156686AM9/ US156686AM96	$425,000,000	$870.00
Lumen Technologies, Inc.	5.375% Senior Notes due 2029	550241AA1 & U54985AA1 / US550241AA19	$1,000,000,000	$753.75
Embarq Florida, Inc.	7.125% Senior Notes due 2023	913026AU4 / US913026AU40	$73,398,000	$1,000.00
Embarq Florida, Inc.	8.375% Senior Notes due 2025	913026AT7 / US913026AT76	$63,547,000	$1,000.00
Qwest Capital Funding, Inc.	6.875% Senior Notes due 2028	912912AQ5 / US912912AQ52	$112,328,000	$880.00
Qwest Capital Funding, Inc.	7.750% Senior Notes due 2031	74913EAJ9, 74913EAG5 & U74902AD6 / US74913EAJ91	$142,423,000	$880.00

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers/ISINs listed in the table above. They are provided solely for convenience.
(2)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the applicable Offeror. Excludes Accrued Interest (as defined below), which will be paid on Notes accepted for purchase by the applicable Offeror as described below.

Each Offer will expire at 5:00 p.m., New York City time, on September 30, 2022, unless extended or earlier terminated by the applicable Offeror (the “Expiration Time”). Tenders of Notes may be validly withdrawn at any time at or prior to, but not after, 5:00 p.m., New York City time, on September 30, 2022 unless extended by the applicable Offeror, subject to certain limited exceptions. Holders who validly tender and do not validly withdraw their Notes, or deliver a valid Guaranteed Delivery Notice, at or prior to the Expiration Time will be eligible to receive the applicable Tender Consideration listed in the table above and Accrued Interest (as defined below).

Subject to the terms and conditions of the Offers, all Notes validly tendered (and not validly withdrawn) and accepted for purchase by the applicable Offeror pursuant to the Offers will receive the applicable tender consideration set forth in the table above, plus accrued and unpaid interest on such Notes from the applicable last interest payment date with respect to those Notes to, but not including, the Settlement Date (as defined below) (“Accrued Interest”).

The consummation of each Offer is not conditioned upon any minimum amount of Notes being tendered or the consummation of any other Offer. However, the Offers are subject to the satisfaction or waiver of certain conditions as described in the Offer to Purchase, including, among other things, completion of the Company’s previously-announced divestiture of its facilities-based incumbent local exchange business conducted within 20 primarily Midwestern and Southeastern states to Connect Holding LLC (doing business as “Brightspeed”), an affiliate of funds advised by Apollo Global Management, Inc. (the “Divestiture Condition”).

Provided that the conditions to the Offers have been satisfied or waived, and assuming acceptance for purchase by the applicable Offeror of Notes validly tendered (and not validly withdrawn) pursuant to the Offers, payment for Notes validly tendered at or prior to the Expiration Time will be made on the settlement date (the “Settlement Date”), which is expected to occur on October 3, 2022, assuming the conditions to the Offers, including the Divestiture Condition, have been either satisfied or waived by the Company. The Divestiture Condition is expected to be satisfied on October 3, 2022, which may affect the Settlement Date. Any Notes tendered using the Notice of Guaranteed Delivery and accepted for purchase are expected to be purchased by the applicable Offeror on October 5, 2022.

Each of the Offers may be amended, extended or, subject to certain conditions and applicable law, terminated by the applicable Offeror at any time in its sole discretion.

Concurrently with the commencement of the Offers, (i) Embarq Florida intends to issue notices to redeem any of its 7.125% Senior Notes due 2023 (the “2023 Notes”) and 8.375% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Embarq Florida Notes”) that remain outstanding as of the redemption date at par, plus accrued and unpaid interest, and (ii) Lumen intends to issue notices to redeem, subject to the Divestiture Condition, any of its 6.750% Senior Notes, Series W, due 2023 (the “Series W Notes”) and 7.500% Senior Notes, Series Y, due 2024 (the “Series Y Notes”) that remain outstanding as of the redemption date at a redemption price equal to the greater of par or par plus the “make-whole” premium set forth in the terms of such Notes, plus accrued and unpaid interest.

BofA Securities, Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Citizens Capital Markets, Inc., Fifth Third Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., Regions Securities LLC, TD Securities (USA) LLC and Deutsche Bank Securities Inc. are acting as dealer managers for the Offers. Questions and requests for assistance regarding the terms of the Offers should be directed to BofA Securities, Inc. at (888) 292-0070 (toll-free) or (980) 388-3646 (collect), Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect).

Any questions regarding procedures for tendering Notes, including the guaranteed delivery procedures, or request for copies of the Offer to Purchase, may be directed to the tender and information agent, Global Bondholder Services Corporation, at (212) 430-3774 (for banks and brokers only) or (855) 654-2014 (toll-free) (for all others) or contact@gbsc-usa.com. A copy of the Offer to Purchase and other relevant documents are also available at the following website: https://www.gbsc-usa.com/lumen.

Services not available everywhere. Business customers only. Lumen may change, cancel or substitute products and services, or vary them by service area at its sole discretion without notice. ©2021 Lumen Technologies. All Rights Reserved.

None of the Offerors, any subsidiaries, affiliates, directors, managers or officers of any such company, the dealer managers, the tender and information agent or the trustees with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Offers, and no one has been authorized by any of them to make such a recommendation. Holders must make their own independent decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender.

The Offers are only being made pursuant to the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Offers. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the applicable Offeror by the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Neither this press release nor anything contained herein is a notice of redemption for the Embarq Florida Notes, the Series W Notes or the Series Y Notes, or any other debt securities under the applicable indentures governing such debt securities.

About Lumen

Lumen Technologies, Inc. (NYSE: LUMN) is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 400,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other of Lumen’s oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond Lumen’s control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by Lumen in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the applicable Offeror to consummate the Offers; the possibility that the existing noteholders will not be receptive to the Offers; corporate developments that could preclude, impair or delay the Offers due to restrictions under the federal securities laws; changes in the credit ratings of the applicable Offeror; changes in the cash requirements, financial position, financing plans or investment plans of the applicable Offeror; changes in general market,

Services not available everywhere. Business customers only. Lumen may change, cancel or substitute products and services, or vary them by service area at its sole discretion without notice. ©2021 Lumen Technologies. All Rights Reserved.

economic, tax, regulatory or industry conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in the SEC filings of Lumen and its affiliates, you are cautioned not to unduly rely upon any forward-looking statements, which speak only as of the date made. Lumen undertakes no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about the applicable Offeror’s intentions contained in any forward-looking statements reflects such Offeror’s intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and their assumptions as of such date. Lumen may change its intentions, strategies or plans (including the plans expressed herein) without notice at any time and for any reason.

Media Relations Contact:	Investor Relations Contact:
Tracey Conway	Mike McCormack, CFA
P: 720.888.4443	P: 720.888.3514
Tracey.Conway@lumen.com	Mike.McCormack@lumen.com

Services not available everywhere. Business customers only. Lumen may change, cancel or substitute products and services, or vary them by service area at its sole discretion without notice. ©2021 Lumen Technologies. All Rights Reserved.